DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this "AGREEMENT') is made as of this 27(th) day of January, 2017 and shall become effective only upon approval by the Trust's (as defined below) board of trustees, expected to occur on or about February 10, 2017, by and between Schroder Series Trust (the "TRUST"), a statutory trust formed under the laws of Massachusetts, and SEI Investments Distribution Co. (the "DISTRIBUTOR"), a Pennsylvania corporation.

WHEREAS, the Trust is registered as an investment company with the U.S. Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 ACT"), and its shares of beneficial interest ("SHARES") are registered with the SEC under the Securities Act of 1933, as amended (the "1933 ACT"); and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 ACT") and is a member of Financial Industry Regulatory Authority, Inc. ("FINRA"); and

WHEREAS, the Trust wishes to retain the Distributor to serve as distributor of each portfolio of the Trust (each a "FUND" and collectively, the "FUNDS") and for such additional Funds that the Trust may create, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

SECTION 1 APPOINTMENT

     1.1 PRINCIPAL UNDERWRITER. The Trust hereby appoints Distributor as its principal underwriter and distributor of Shares of the Funds and to provide such other services in accordance with the terms set forth in this Agreement. Distributor accepts such appointment and agrees to furnish certain related services as set forth in this Agreement.

     1.2 DIRECT SALES. Notwithstanding Distributor's appointment as principal underwriter and distributor of Shares of the Funds, the Trust and each Fund reserve the right to make direct sales of Shares without sales charges consistent with the terms of the then current Prospectus, and to engage in other legally authorized transactions in its Shares which do not involve the sale of Shares to the general public. As used in this Agreement, the term, "PROSPECTUS" means any prospectus, registration statement, statement of additional information, proxy solicitation, annual or other periodic report of the Trust or any Fund of the Trust or any advertising, marketing, shareholder communication, or promotional material generated by the Trust, an Investment Advisor (as defined herein) or sub-advisor from time to time, as appropriate, including all amendments or supplements thereto and applicable law. Such other transactions may include, without limitation, transactions between the Trust or any Fund or class and its Shareholders only; transactions involving the reorganization of the Trust or any Fund; and transactions involving the merger or combination of the Trust or any Fund with another corporation or trust.

SECTION 2 SOLICITATION OF SALES AND OTHER SERVICES

     2.1 SOLICITATION OF SALES. The Trust grants to Distributor the right to sell its Shares authorized for issue, at the net asset value per Share, plus any applicable sales charges, in accordance with the Prospectus, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("BLUE SKY LAWS"). Distributor will have the right, as agent, to sell shares of a Fund indirectly to the public through broker-dealers which are members of FINRA and which are acting as introducing brokers pursuant to clearing agreements with Distributor; to broker-dealers which are members of FINRA and who have entered into selling agreements with Distributor; or

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through other financial intermediaries, in each case against orders therefore.
In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts to secure purchasers for shares of the Trust; PROVIDED, HOWEVER, that the Distributor will not be prevented from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction or laws of any foreign jurisdiction in which it is not now registered or to maintain its registration in any jurisdiction in which it is now registered or obligate the Distributor to sell any particular number of Shares. The Distributor will not direct remuneration from commissions paid by the Trust for portfolio securities transactions to a broker or dealer for promoting or selling Fund Shares. The Trust reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it. All orders through the Distributor will be subject to acceptance and confirmation by the Trust.

     2.2 OTHER SERVICES. Without limiting the foregoing, the Distributor will perform or supervise the performance by others of the additional services set forth herein, including those set forth in SCHEDULE A, attached hereto.

SECTION 3     REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST. The Trust represents, warrants and covenants that:

     (a) it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power under the laws of such state and applicable federal law to conduct its business as now being conducted and to perform its obligations as contemplated by this Agreement;

     (b) this Agreement has been duly authorized by the board of trustees of the Trust, including by unanimous affirmative vote of all of the independent directors of the Trust; and when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms;

     (c) it shall timely perform all obligations identified in this Agreement as obligations of the Trust, including, without limitation, providing the Distributor with all marketing materials reasonably requested by the Distributor and giving all necessary consents or approvals in good faith and within a timely manner;

     (d) it is not a party to any, and it is not aware of any pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries (collectively, "ACTIONS") of any nature against it, its advisor or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon it or any of its properties or assets;

     (e) it is an investment company that is duly registered under all applicable laws and regulations, including, without limitation the 1940 Act, and each Fund is a separate portfolio of the Trust;

     (f) it is and will continue to be in compliance with all applicable laws and regulations aimed at the prevention and detection of money laundering and/or the financing of terrorism activities including Bank Secrecy Act, as amended by USA PATRIOT Act, U.S. Treasury Department, including the Office of Foreign Asset Control ("OFAC"), Financial Crimes and Enforcement Network ("FINCEN") and the SEC

     (g) it has an anti-money laundering program ("AML PROGRAM"), that at minimum


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includes, (i) an AML compliance officer designated to administer and oversee the AML Program, (ii) ongoing training for appropriate personnel, (iii) internal controls and procedures reasonably designed to prevent and detect suspicious activity monitoring and terrorist financing activities; (iv) procedures to comply with know your customer requirements and to verify the identity of all customers; and (v) appropriate record keeping procedures;

     (h) each Prospectus has been prepared in accordance with all applicable laws and regulations and, at the time such Prospectus was filed with the SEC and became effective, no Prospectus will include an untrue statement of a material fact or omit to state a material fact that is required to be stated therein so as to make the statements contained in such Prospectus not misleading;

     (i) it will notify the Distributor as soon as reasonably practical in advance of any matter which could materially affect the Distributor's performance of its duties and obligations under this Agreement, including any amendment to the Prospectus;

     (j) it will provide Distributor with a copy of each Prospectus as soon as reasonably possible prior to or contemporaneously with filing the same with an applicable regulatory body;

     (k) it shall fully cooperate with requests from government regulators and the Distributor for information relating to customers and/or transactions involving the Shares, as permitted by law, in order for the Distributor to comply with its regulatory obligations; and

     (l) in the event it determines that it is in the interest of the Trust to suspend or terminate the sale of any Shares, the Trust shall promptly notify the Distributor of such fact in advance and in writing prior to the date on which the Trust desires to cease offering the Shares.

     3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF DISTRIBUTOR. Distributor hereby represents, warrants and covenants as follows:

     (a) it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms;

     (b) it is not a party to any, and it is not aware of any pending or threatened Actions of any nature against it or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition, and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets;

     (c) it is registered as a broker-dealer with the SEC under the 1934 Act and a member of FINRA;

     (d) it shall not give any information or to make any representations other than those contained in the current Prospectus of the Company filed with the SEC or contained in shareholder reports or other material that may be prepared by or on behalf of the Company for the Distributor's use; and

     (e) it may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

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SECTION 4 REGISTRATION OF SHARES

The Trust agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor (and each financial intermediary, as applicable) may reasonably be expected to sell and to pay all fees associated with said registration. The Trust will make available to the Distributor such number of copies of its Prospectus as the Distributor may reasonably request. The Trust will furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust.

SECTION 5 AGREEMENTS WITH FINANCIAL INTERMEDIARIES

The Distributor will have the right to enter into agreements with financial intermediaries of its choice for the sale of Shares and to fix therein the portion of the sales charge and/or other fees, if any, that may be allocated to the financial intermediaries on such terms and conditions as the Distributor will deem necessary or appropriate. Shares offered through financial intermediaries will be for resale by such intermediaries only at the net asset value set forth in the applicable Prospectus or as otherwise permissible under the federal and state securities laws. With respect to financial intermediaries who are acting as brokers or dealers within the United States, the Distributor will offer and sell Shares, as agent for the Trust, only to such financial intermediaries who are members in good standing of FINRA. The Trust acknowledges that Distributor may act as the Trust's agent for transmitting, or arranging for transmission of, distribution and/or shareholder servicing fees to be paid to financial intermediaries in accordance with arrangements between the Trust and such financial intermediaries.

SECTION 6 EXPENSES

     6.1 TRUST EXPENSES. The Trust will pay all fees and expenses (i) in connection with the preparation, setting in type and filing of any Prospectus under the 1933 Act and amendments for the issue of its Shares; (ii) in connection with the registration and qualification of Shares for sale in the various states in which the Board of Trustees of the Trust will determine advisable to qualify such Shares for sale; (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Trust in their capacity as such; and (iv) of preparing, setting in type, printing and mailing any Prospectus sent to existing shareholders.

     6.2 DISTRIBUTOR EXPENSES. Distributor will pay all of its costs and expenses (other than expenses and costs deemed payable by the Funds and other than expenses which one or more dealers may bear pursuant to any agreement with Distributor) incurred by it in connection with the performance of its distribution duties hereunder.

SECTION 7 COMPENSATION

     7.1 COMPENSATION TO DISTRIBUTOR. As compensation for providing the services under this Agreement, the Distributor will receive from the Trust:

     (a) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each Fund's distribution planand/or shareholder services and similar plans applicable to the appropriate class of shares of each Fund, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose;

     (b) all front-end sales charges, if any, on purchases of Shares of each Fund sold subject to such charges as described in the Trust's Prospectus, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of

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such Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the applicable sales charge; and

     (c) all contingent deferred sales charges ("CDSC"), if any, applied on redemptions of Shares subject to such charges on the terms and subject to such waivers as are described in the Trust's Prospectus, or as otherwise required pursuant to applicable law.

     7.2 PAYMENTS TO FINANCIAL INTERMEDIARIES. The Distributor may re-allow any or all of the distribution or service fees, front-end sales charges and CDSCs that it is paid by the Trust to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

     7.3 COMMISSIONS. Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Trust that are bought or sold through Distributor.

SECTION 8 INDEMNIFICATION; CONTRIBUTION; LIMITATION OF LIABILITY

     8.1 INDEMNIFICATION OF DISTRIBUTOR. The Trust agrees to indemnify, defend and hold harmless, the Distributor, each of its directors, officers, employees and each person, if any, who controls, is controlled by or is under common control with, the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "DISTRIBUTOR INDEMNIFIED PARTIES") from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Distributor Indemnified Parties may become subject, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any document incorporated by reference therein or filed as an exhibit thereto, or any marketing literature or materials distributed on behalf of the Trust with respect to the securities covered by the Prospectus (the "COVERED DOCUMENTS") or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such action or claim as such expenses are incurred; (ii) any claims of infringement or misappropriation of the intellectual property rights of a third party against the Distributor arising out of or based on the use by the Distributor of any intellectual property of such third party, including, without limitation, indexes, strategies or trademarks that serve as the basis for the Funds or are used by the Funds (the "INTELLECTUAL PROPERTY") in connection with its duties as Distributor pursuant to this Agreement, regardless of whether such third party's rights or claims of rights to such Intellectual Property were disclosed to Distributor and (iii) any breach of any representation, warranty or covenant made by the Trust in this Agreement; provided; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Covered Documents about the Distributor in reliance upon and in conformity with written information furnished to the Trust by the Distributor expressly for use therein.

     8.2 INDEMNIFICATION OF THE TRUST. Distributor will indemnify and hold harmless the Trust, each of its directors, officers, employees and each person, if any, who controls, is controlled by or is under common control with, the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "TRUST INDEMNIFIED PARTIES") from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Trust Indemnified Parties may become subject, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Covered Document, in reliance upon and in conformity with written information furnished to the Trust by the Distributor about the Distributor expressly for use therein.


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8.3 INDEMNIFICATION PROCEDURES.

     (a) If any action or claim shall be brought against any Distributor Indemnified Party or Trust Indemnified Party (any such party, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES"), in respect of which indemnity may be sought against the other party hereto, such Indemnified Party shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.

     (b) Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included such Indemnified Party and the indemnifying party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or which may also result in a conflict of interest (in which case if such Indemnified Party notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Parties.

     (c) No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

     (d) The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if such action is settled with the written consent of the indemnifying party, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the indemnifying party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

     (e) The obligations of the indemnifying party under this SECTION 8 shall be in addition to any liability that the indemnifying party may otherwise have.

     8.4 CONTRIBUTION. If the indemnification provided for in this SECTION 8 is insufficient or unavailable to any Indemnified Party under this SECTION 8 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under SECTION 8.3(A), above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable


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considerations. The relative benefits received by the Trust on the one hand and the Distributor on the other shall be deemed to be in the same proportion as the amount of gross proceeds received by the Trust from the offering of the Shares under this Agreement (expressed in dollars) bears to the net profits received by the Distributor under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand or the Distributor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and the Distributor agree that it would not be just and equitable if contributions pursuant to this SECTION 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.5 CONSEQUENTIAL DAMAGES. In no event and under no circumstances will either party to this Agreement be liable to anyone, including, without limitation, the other party, for special, indirect, punitive or consequential damages for any act or failure to act under any provision of this Agreement.

     8.6 LIMITATION OF LIABILITY. A copy of the Declaration of Trust establishing the Trust is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

SECTION 9 TERM AND TERMINATION

This Agreement will be effective upon its execution, and, unless terminated as provided, will continue in force for two years and thereafter from year to year, provided that such annual continuance is approved by either (i) the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting securities of the Trust and (ii) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or the Trust's distribution plan(s) or interested persons of any such party ("QUALIFIED TRUSTEES"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time without penalty by a vote of the Trustees; by vote of a majority of the outstanding voting securities of the Trust; or by the Distributor upon not less than sixty days prior written notice to the other party; and shall automatically terminate upon its assignment. As used in this paragraph the terms, "vote of a majority of the outstanding voting securities," "assignment" and "interested person" will have the respective meanings specified in the 1940 Act. In the event the Trust gives notice of termination, all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor service provider, and all trailing expenses incurred by Distributor, will be borne by the Trust.

SECTION 10 MISCELLANEOUS

     10.1 RECORDS. The books and records pertaining to the Trust, which are in the possession or under the control of Distributor, will be the property of the Trust. Such books and records will be prepared and maintained as required under the 1940 Act and other applicable securities laws, rules and regulations. The Trust and its authorized persons will have access to such books and records at all times during the Distributor's normal business hours. Upon the reasonable request of the Trust, the Distributor will provide copies of such books and records to the Trust or its authorized persons, at the Trust's expense.


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     10.2 INDEPENDENT CONTRACTOR. The Distributor will undertake and discharge its obligations hereunder as an independent contractor. Neither Distributor nor any of its officers, directors, employees or representatives is or will be an employee of a Fund in connection with the performance of Distributor's duties hereunder. Distributor will be responsible for its own conduct and the employment, control, compensation and conduct of its agents and employees, and for any injury to such agents or employees or to others through its agents and employees. Any obligations of Distributor hereunder may be performed by one or more third parties or affiliates of Distributor.

     10.3 NOTICES. All notices provided for or permitted under this Agreement will be deemed effective upon receipt, and will be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below. Notices to the Distributor will be sent to the attention of: General Counsel, SEI Investments Distribution Co., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456. Notices to the Trust will be sent to Schroder Series Trust, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456, attention Michael Beattie, President.

     10.4 DISPUTE RESOLUTION. Whenever either party desires to institute legal proceedings against the other party concerning this Agreement, it will provide written notice to that effect to such other party. The party providing such notice will refrain from instituting said legal proceedings for a period of thirty (30) days following the date of provision of such notice. During such period, the parties will attempt in good faith to amicably resolve their dispute by negotiation among their executive officers.

     10.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought.

     10.6 NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year afterward, the Trust will not recruit, solicit, employ or engage, for the Trust or any other person, any of the Distributor's employees.

     10.7 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the State of New York, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the latter will control.

     10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will constitute one and the same instrument. Each such counterpart will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement will be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

     10.9 FORCE MAJEURE. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster; provided, however, that the Distributor shall adopt and maintain commercially reasonable procedures to avoid business interruptions resulting from a force majeure event, including but not limited to disaster recovery, back-up and offsite data storage, alternate work sites, etc. For as long as such circumstances prevail, the party whose performance is delayed or hindered shall continue to use commercially reasonable efforts to minimize the length and effect of delays and shall re-commence performance promptly after the cessation of the force MAJEURE EVENT. EITHER PARTY DESIRING TO RELY UPON ANY OF THE FOREGOING AS AN EXCUSE FOR DEFAULT OR BREACH


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will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

     10.10 SEVERABILITY. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination will have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement will be enforceable as so modified.

     10.11 CONFIDENTIAL INFORMATION.

     (a) The Distributor and the Trust (in such capacity, the "RECEIVING PARTY") acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Distributor and the Trust (in such capacity, the "DISCLOSING PARTY") in connection with this Agreement. The Receiving Party will not disclose or disseminate the Disclosing Party's Confidential Information to any Person other than (a) those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or (b) with respect to the Distributor as a Receiving Party, to those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) will take all reasonable steps to prevent unauthorized access to the Disclosing Party's Confidential Information, and (b) will not use the Disclosing Party's Confidential Information, or authorize other Persons to use the Disclosing Party's Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, "reasonable steps" means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps will in no event be less than a reasonable standard of care.

     (b) The term "CONFIDENTIAL INFORMATION," as used herein, will mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.

     (c) The provisions of this SECTION 10.12 respecting Confidential Information will not apply to the extent, but only to the extent, that such Confidential Information is: (a) already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party will advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

     (d) The Receiving Party will advise its employees, agents, contractors, subcontractors and licensees, and will require its agents and affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party's obligations of confidentiality and non-use under this
SECTION 10.12, and will be responsible for ensuring compliance by its and its affiliates'


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Receiving Party will require all persons that are provided access to the
Disclosing Party's Confidential Information, other than the Receiving Party's accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this SECTION 10.12. The Receiving Party will promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party's Confidential Information by such persons.

     (e) Upon the Disclosing Party's written request following the termination of this Agreement, the Receiving Party promptly will return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party's Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Distributor will have no obligation to return or destroy Confidential Information of the Trust that resides in save tapes of Distributor; provided, however, that in either case all such Confidential Information retained by the Receiving Party will remain subject to the provisions of SECTION 10.12 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party will certify in writing its compliance with the provisions of this paragraph.

     10.12 USE OF NAME.

     (a) The Trust will not use the name of the Distributor, or any of its affiliates, in any Prospectus, sales literature, and other material relating to the Trust in any manner without the prior written consent of the Distributor (which will not be unreasonably withheld); PROVIDED, HOWEVER, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the Prospectus of the Trust and in all other materials which merely refer in accurate terms to their appointment hereunder or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

     (b) Neither the Distributor nor any of its affiliates will use the name of the Trust in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Trust (which will not be unreasonably withheld); PROVIDED, HOWEVER, that the Trust and each Fund hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

     10.13 INSURANCE. The Distributor agrees to maintain liability insurance coverage which is, in scope and amount, consistent with coverage customary in the industry for distribution activities similar to the distribution activities provided to the Trust hereunder. The Distributor will notify the Trust upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage that may materially and adversely affect the Trust's rights hereunder. Such notification will include the date of change and the reason or reasons therefore. The Distributor will notify the Trust of any material claims against it, whether or not covered by insurance that may materially and adversely affect the Trust's rights hereunder.

                                     *****


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

IN WITNESS WHEREOF, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.

SCHRODER SERIES TRUST                           SEI INVESTMENTS DISTRIBUTION CO.

By: /s/ William P. Sauer                        By: /s/ Maxine J. Chou
    -----------------------                         ------------------
Name: William P. Sauer                          Name: Maxine J. Chou
Title: Authorized Signatory                     Title: CFO & COO




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

                                   SCHEDULE A

                                LIST OF SERVICES

INDUSTRY AGREEMENT SERVICES

     o Negotiate and execute sub-distribution agreements with broker/dealers and/or banks on behalf of Funds

     o Coordinate and execute operational agreements (networking agreements, NSCC redemption agreements, etc.)

     o Coordinate and execute 401(k) agreements and shareholder service agreements with various record-holders and other financial intermediaries

     o Coordinate and execute service agreements with Supermarkets (e.g. Schwab, Fidelity, etc.) and other financial intermediaries

FINRA REVIEW

     o Review and approve all collateral fund marketing materials to ensure compliance with SEC & FINRA advertising rules

     o    Conduct FINRA filing of materials

     o    Respond to FINRA comments on marketing materials

     o    Review and file Internet sites according to FINRA policies

     o    Provide client with copy of SEI's SEC & FINRA Marketing Materials
          Guidebook

INVESTOR SERVICES

     o    Obtain toll free lines and call prompters for fund family

     o Provide servicing team, consisting of FINRA-licensed representatives, as well as Interactive Voice Response Support to handle investor service calls

     o    Respond to shareholder questions regarding the fund family

     o    Respond to shareholder account inquiries

     o Respond to shareholder questions regarding financial statements and performance information

     o Submit shareholder requests for literature (only if client chooses fulfillment services)

     o Provide standard management reports on statistics around inbound shareholder calls

     o Conduct routine Q/A testing on all shareholder services representatives

     o Coordinate set-up of toll free lines, call prompter services, and consultation on best practices around call prompters

E-MAIL RESPONSE SUPPORT

     o Receive inbound email into messaging database and generate auto-response verifying receipt.

     o    Assess and categorize each inbound email request or question.

     o Process appropriate e-mail responses to include both "canned" and "free form" responses.

     o    Provide response team consisting of FINRA-licensed reps.

     o Submit requests for literature (only if client chooses fulfillment services and website template)

     o Provide standard management reports on statistics around demographics, response rates, and standards.

     o    Provide Q/A review of response, conducted by licensed Principal.



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